CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q/A of Sentry Petroleum Ltd. for the quarter ended August 31, 2011, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)    the Quarterly Report on Form 10-Q/A of Sentry Petroleum Ltd. for the quarter ended August 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    the information contained in the Quarterly Report on Form 10-Q for the quarter ended August 31, 2011, fairly presents in all material respects, the financial condition and results of operations of Sentry Petroleum Ltd.

By:	RAJ RAJESWARAN
Name:	Raj Rajeswaran
Title:	Principal Executive Officer and Director
Date:	October 13, 2011
By:	PAUL BOLDY
Name:	Paul Boldy
Title:	Principal Financial Officer and Director
Date:	October 13, 2011